Exhibit 10.3

EXECUTION VERSION

GUARANTEE

GUARANTEE, dated as of March 29, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Guarantee”), made by AMERICAN MORTGAGE ACCEPTANCE COMPANY (the “Guarantor”), in favor of BANK OF AMERICA, N.A. and BANC OF AMERICA SECURITIES LLC (together with their respective successors and assigns, the “Buyers”).

RECITALS

Pursuant to the Master Repurchase Agreement, dated as of March 29, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), among AMAC CDO Funding I, as seller (“Seller”), and the Buyers, the Buyers have agreed to purchase certain assets (the “Purchased Assets”) from the Seller, subject to the Seller’s obligation to repurchase such Purchased Assets in accordance with the terms and conditions of the Repurchase Agreement. The Guarantor is the sole direct owner of all the Capital Stock (as defined in the Repurchase Agreement) of the Seller, and it is a condition precedent to the effectiveness of the Repurchase Agreement that the Guarantor shall have executed and delivered this Guarantee to the Buyers.

NOW, THEREFORE, in consideration of the premises and to induce the Buyers to enter into the Repurchase Agreement, the Guarantor hereby agrees with the Buyers, as follows:

1.	Defined Terms.

(a)          Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

(b)         As used herein, the following capitalized terms shall have the respective meanings set forth below.

“Adjusted Net Income” for any period means the Consolidated Net Income of the Guarantor and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses which are classified as “extraordinary” in accordance with GAAP, capital gains or losses on sales of real estate, capital gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Capital Lease Obligations” shall mean obligations in respect of any lease of any property (whether real, personal or mixed) by the Guarantor as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the Guarantor.

“Debt” shall mean without duplication: (a) obligations created, issued or incurred by the Guarantor for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), (b) obligations of the Guarantor to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered, (c) Debt of others secured by a Lien on the property of the Guarantor, whether or not the respective Debt so secured has been assumed by the Guarantor, (d) obligations (contingent or otherwise) of the Guarantor in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of the Guarantor, (e) Capital Lease Obligations of the Guarantor, (f) obligations of the Guarantor under repurchase agreements, sale/buy-back agreements or like arrangements, (g) Debt of others Guaranteed by the Guarantor, (h) all obligations of the Guarantor incurred in connection with the acquisition or carrying of fixed assets by the Guarantor, (i) Debt of general partnerships of which the Guarantor is a general partner (other than Non-Recourse Debt incurred in connection with any CDO securitization transaction), (j) Hedging Agreements and (k) all Off-Balance Sheet Obligations of the Guarantor (other than Non-Recourse Debt incurred in connection with any CDO securitization transaction).

“Debt Service Coverage” means the ratio of Adjusted Net Income plus Interest Expense on recourse Debt outstanding to Interest Expense on Recourse Debt outstanding.

“Guaranty” shall mean any (a) any obligation, contingent or otherwise, of the Guarantor guarantying or having the economic effect of guarantying any Debt or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Primary Obligor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable such Primary Obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the Guarantor securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Buyer in its sole discretion. The term “Guaranteed” has a corresponding meaning.

2

“Interest Expense” means for any period, total interest expense, both expensed and capitalized, of the Guarantor and its Subsidiaries for such period with respect to all outstanding Debt of the Guarantor and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate protection agreements), determined on a consolidated basis in accordance with GAAP.

“Liquidity” shall mean, with respect to the Guarantor at any time, an amount equal to the sum of all unrestricted cash and unencumbered marketable securities held by the Guarantor at such time together with any amounts readily available to be drawn by the Guarantor at such time under any credit facility (including, without limitation, amounts readily available to be drawn by the Seller at such time under the Repurchase Agreement). For the avoidance of doubt, to the extent that any such facility is asset-based or otherwise conditions the making of any advances thereunder on the pledging or posting of any assets, amounts will only be considered “readily available to be drawn” only to the extent that specifically-identified assets which satisfy the relevant criteria are available to be pledged or posted, as applicable.

“Off-Balance Sheet Obligation” shall mean any obligation in respect of a transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Guarantor is a party, under which the Guarantor has:

(a)          any obligation under a guaranty contract that has any of the characteristics identified in paragraph 3 of FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guaranties, Including Indirect Guaranties of Indebtedness of Others (November 2002) (“FIN 45”), as may be modified or supplemented, and that is not excluded from the initial recognition and measurement provisions of FIN 45 pursuant to paragraphs 6 or 7 of that Interpretation;

(b)         a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

(c)          any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, except that it is both indexed to the Guarantor’s own stock and classified in stockholders’ equity in the Guarantor’s statement of financial position, and therefore excluded from the scope of FASB Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (June 1998), pursuant to paragraph 11(a) of that Statement, as may be modified or supplemented; or

(d)         any obligation, including a contingent obligation, arising out of a variable interest (as referenced in FASB Interpretation No. 46, Consolidation of Variable Interest Entities (January 2003), as may be modified or supplemented) in an unconsolidated entity that is held by, and material to, the Guarantor, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, the Guarantor.

3

“Non-Recourse Debt” shall mean Debt for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other customary exceptions to non-recourse provisions) is contractually limited to specific assets of the Guarantor encumbered by a Lien securing such Debt.

“Preferred Securities” means financial instruments with characteristics of both liabilities and equity which per FASB Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (May 2003), are recognized as liability on the Guarantor’s balance sheet.

“Recourse Debt” shall mean, for any period, the aggregate Debt (excepting any Non-Recourse Debt and Preferred Securities) of the Guarantor during such period.

“Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the amounts which would be included under equity on a consolidated balance sheet of such Person and its Subsidiaries at such date in accordance with GAAP (excluding equity adjustments related to other comprehensive income or loss), less the consolidated net book value of all assets of such person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP.

“Total Assets” shall mean, with respect to any Person, as of any date of determination, the amounts which would be included under assets on a consolidated balance sheet of such Person and its Subsidiaries at such date in accordance with GAAP (excluding the assets of variable interest entities required to be consolidated under FIN46R).

“Total Liabilities” shall mean, with respect to any Person, as of any date of determination, the amounts which would be included under liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date in accordance with GAAP (excluding the liabilities of variable interest entities required to be consolidated under FIN46R).

(c)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.	Guarantee.

(a)          The Guarantor, as guarantor of payment and performance and not merely as surety or guarantor of collection, hereby, unconditionally and irrevocably, guarantees to the Buyers and their respective successors, indorsees, permitted transferees and permitted assigns, the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of all obligations of the Seller under the Repurchase Agreement and the related documents (the “Obligations”).

4

(b)         Notwithstanding anything herein or in any other Transaction Document to the contrary, the maximum liability of the Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)          The Guarantor further agrees to pay any and all actual, out-of-pocket expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Buyers in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Repurchase Agreement is terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(d)         The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Buyers hereunder.

(e)          The Buyers may apply any payments received hereunder against such portion of the Obligations and in such priority and fashion as it may deem appropriate in their sole and absolute discretion.

(f)          No payment or payments made by the Seller, the Guarantor, any other guarantor or any other Person or received or collected by the Buyers from the Seller, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full and the Repurchase Agreement is terminated.

(g)          The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Buyers on account of its liability hereunder, it will notify the Buyers in writing that such payment is made under this Guarantee for such purpose.

3.           Purchased Assets. The Guarantor hereby (a) consents to Seller’s pledge of each Purchased Asset and any Collateral related thereto to each Buyer under the Repurchase Agreement and (b) agrees that, if any transfer by the Guarantor to Seller is deemed to be a loan by Seller to the Guarantor, the Guarantor’s rights in respect of such Purchased Asset and any Collateral related thereto shall be subject and subordinate to the rights of the Buyers under the Repurchase Agreement.

4.           Right of Set-off. From and after the occurrence and during the continuance of an Event of Default, the Guarantor hereby irrevocably authorizes the Buyers at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the

5

Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyers to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyers may elect, against and on account of the obligations and liabilities of the Guarantor to the Buyers hereunder and claims of every nature and description of the Buyers against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement or otherwise, as the Buyers may elect, whether or not the Buyers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyers shall notify the Guarantor promptly of any such set-off and the application made thereby; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyers under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyers may have.

5.           No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyers, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyers against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyers for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyers by the Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Buyers, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyers in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyers may determine.

6.           Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyers may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyers, and the Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyers shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Buyers may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyers to make any such demand or to collect any

6

payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyers against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.           Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyers upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Seller and the Guarantor, on the one hand, and the Buyers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Repurchase Agreement or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Buyers may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyers to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyers against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to be benefit of the Buyers, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

8.           Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar

7

officer for, the Seller or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.           Not Affected by Bankruptcy. Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of any Buyer’s rights which may occur in any bankruptcy or reorganization case or proceeding against the Seller, whether permanent or temporary, and whether or not assented to by the Buyers, the Guarantor hereby agrees that the Guarantor shall be obligated hereunder to pay and perform the Obligations and discharge its other obligations in accordance with the terms of the Obligations and the terms of this Guarantee. The Guarantor understands and acknowledges that, by virtue of this Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Seller. Without in any way limiting the generality of the foregoing, any subsequent modification of the Obligations in any reorganization case concerning the Seller shall not affect the obligation of the Guarantor to pay and perform the Obligations in accordance with the original terms thereof.

10.         Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Buyers without set-off or counterclaim in U.S. Dollars at the office specified in the Repurchase Agreement.

11.         Representations and Warranties. The Guarantor hereby represents and warrants that:

(a)          it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)         it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary action to authorize its execution, delivery and performance of this Guarantee;

(c)          this Guarantee has been duly executed and delivered on behalf of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(d)         the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien (other than Liens granted in favor of the Buyers under the Transaction Documents) on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or contractual obligation of the Guarantor;

(e)          no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any

8

stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(f)          no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby, or (ii) which could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;

(g)          it is familiar with, has independent knowledge of, and has reviewed the books and records regarding, the Seller’s financial condition and affairs and the value of the Purchased Assets and represents and agrees that it will keep so informed while this Guarantee remains in effect; provided, however, that the Guarantor acknowledges and agrees that it is not relying on such financial condition or collateral as an inducement to enter into this Guarantee;

(h)          the financial statements and other financial information of the Guarantor delivered to the Buyers prior to the date hereof are true and correct and fairly represent in all material respects the financial condition of the Guarantor on the date of delivery of such information and that there has not been any material adverse change in such financial condition since such date of delivery;

(i)          (i) it is able to pay, and is paying, its debts as they come due and (ii) the transactions contemplated by this Guarantee (A) will not leave it with an unreasonably small amount of capital to conduct its business and (B) will not cause it to have incurred debts (or to have intended to incur debts) beyond its ability to pay such debts as they mature; and

(j)          it has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor); no tax lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each purchase under the Repurchase Agreement on and as of such date of purchase as though made hereunder on and as of such date.

12.	Covenants.

(a)          The Guarantor shall provide the Buyers with the following financial and reporting information as soon as possible and in any event:

(i)          within 45 days after the last day of each calendar quarter in any fiscal year, the quarterly unaudited financial statements of the Guarantor for such quarter together with an officer’s certificate from the Guarantor addressed to the Buyers

9

certifying that (x) all information contained in such financial statement is true and correct, (y) as of such calendar quarter, the Guarantor is in compliance with all of the terms, conditions and requirements of this Agreement (and demonstrating compliance with the provisions of Section 12(b) below), and (z) no Event of Default exists;

(ii)         within 90 days after the last day of each calendar year, the audited annual financial statements of the Guarantor; and

(iii)        if reasonably requested by the Buyer, within 30 days after filing, the annual Federal Income Tax returns of the Guarantor.

(b)         From and after the date hereof, until the Obligations are paid in full and the Repurchase Agreement is terminated, the Guarantor shall not, without the prior written consent of the Buyers, permit any of the following:

(i)	the Guarantor’s Liquidity at any time to be less than $10,000,000;

(ii)         the Guarantor’s Tangible Net Worth at any time to be less than $100,000,000 plus an amount equal to seventy-five percent (75%) of all equity issuances by, and equity contributions to, the Guarantor after the date hereof;

(iii)	the Guarantor’s Debt Service Coverage to be less than 1.50X; or

(iv)        the Guarantor’s Recourse Debt to Tangible Net Worth to be equal to or greater than 2.50X.

(c)          The Guarantor shall not modify or terminate any of the organizational documents of the Guarantor in a manner that would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guarantee or on the rights of any Buyer hereunder.

(d)         The Guarantor shall not, without the prior written consent of the Buyers, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), sell all or substantially all of its assets; provided that the Guarantor may enter into a transaction of merger or consolidation or amalgamation if the Guarantor is the surviving and controlling party in such transaction.

(e)          The Guarantor shall not change its fiscal year or method of accounting, unless the Guarantor shall give the Buyers at least fifteen (15) days prior written notice of such requested change, which notice shall include a detailed explanation of the changes intended to be made and pro forma financial statements demonstrating the impact thereof (including, without limitation, on the financial covenants set forth in Section 12(b) of this Guarantee).

(f)          Upon prior written notice from the Buyers or their respective designated representatives, at such times and with such frequency as determined by the Buyers, the Guarantor shall permit the Buyers (which, prior to a Default, shall be at Buyer’s sole cost and expense) or their respective designated representatives to inspect all books, records and financial statements (including all supporting data and other records) of the Guarantor, and the Guarantor shall make all such books of account and records available for such examination, at the office

10

where the same are regularly maintained. The Buyers or their respective designated representatives (which, prior to a Default, shall be at Buyer’s sole cost and expense), shall have the right to copy, duplicate and make abstracts from such books and records as the Buyers may require.

(g)          So long as any Default (of which the Guarantor or Seller has received notice or has knowledge), Event of Default or Margin Deficit shall be continuing, the Guarantor shall not make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Guarantor; provided, that (i) the restriction in this Section 12(g) shall not prohibit the Guarantor from taking any of the foregoing actions set forth in this Section 12(g) (to the extent that such actions are permitted by it organizational documents) so long as any Default, Event of Default or Margin Deficit is not continuing) and (ii) irrespective of whether any Default, Event of Default or Margin Deficit shall have occurred and be continuing, the Guarantor may make such payments to the extent necessary to maintain its status as a REIT.

13.         Notices. All notices, requests and demands to or upon the Buyers or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, upon the first attempted delivery on a Business Day, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a)          if to a Buyer, at its address or transmission number for notices provided in the Repurchase Agreement; and

(b)         if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

Any of the Buyers and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

14.         Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.         Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Buyers relative to the subject matter hereof not reflected herein.

16.	Amendments in Writing; No Waiver; Cumulative Remedies.

11

(a)          None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyers, provided that any provision of this Guarantee may be waived by the Buyers in a letter or agreement executed by the Buyers or by telex or facsimile transmission from the Buyers.

(b)         The Buyers shall not by any act (except by a written instrument pursuant to section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyers would otherwise have on any future occasion.

(c)          The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.         Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.         Successors and Assigns. This Guarantee may not be assigned or otherwise transferred, and the Guarantor’s agreements, duties, obligations and covenants hereunder may not be delegated, in whole or in part, by the Guarantor (and any attempted assignment, transfer or delegation by the Guarantor shall be null and void). This Guarantee shall inure to the benefit of the Buyers and their respective successors and assigns.

19.         GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS).

20.         Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a)          SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)         CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN

12

ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYERS SHALL HAVE BEEN NOTIFIED PURSUANT HERETO;

(d)         AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)          WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

21.	Acknowledgments. The Guarantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(b)         no Buyer has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or the Repurchase Agreement; and

(c)          no joint venture is created hereby or by the Repurchase Agreement or otherwise exists by virtue of the transactions contemplated hereby among the Guarantor, the Seller and the Buyers.

22.         WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

13

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:	/s/ Robert L. Levy

Name: Robert L. Levy

Title: Senior Vice President

Address for Notices:

625 Madison Avenue

New York, New York 10022

Attention: Robert L. Levy

Senior Vice President

Facsimile: (212) 751-3550

With a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 E. 55th Street

New York, New York 10022

Attention: Robert J. Grados, Esq.

Facsimile: (212) 230-7830